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                                                                    EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

We consent to the Incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement No. 33-6102 of John Hancock Institutional Series Trust of our report dated January 13, 1995 on John Hancock Berkeley Sector Opportunity Fund (now known as John Hancock Multi-Sector Growth Fund) and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which is incorporated by reference in such Registration Statement.



Deloitte & Touche LLP

Boston, Massachusetts
December 6, 1995